Exhibit 99.1

WisdomTree Announces 9% Earnings Accretive Series A Preferred Stock Repurchase and Pricing of Offering of $300 Million of Convertible Senior Notes and Related Exercise of $45 Million Greenshoe

WisdomTree Announces Repurchase of:

•	Series A Preferred Stock (equivalent to 14.75 Million Shares of Common Stock) from ETFS Capital Limited
•	Approximately $104 Million of 5.75% Convertible Senior Notes due August 2028
•	Approximately 5.7 Million Shares of Common Stock

NEW YORK, NY August 9, 2024 (BUSINESS WIRE) – WisdomTree, Inc. (NYSE: WT) (“WisdomTree”), a global financial innovator, today announced the pricing of its offering of $300 million aggregate principal amount of convertible senior notes due 2029 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). WisdomTree also granted the initial purchaser of the notes an option to purchase up to an additional $45 million aggregate principal amount of the notes, which the initial purchaser exercised in full. The sale of the full $345 million aggregate principal amount of notes to the initial purchaser is expected to settle on August 13, 2024, subject to customary closing conditions, and is expected to result in approximately $337 million in net proceeds to WisdomTree after deducting the initial purchaser’s discount and estimated offering expenses payable by WisdomTree.

WisdomTree intends to use approximately $133 million of the net proceeds from the offering to repurchase approximately $104 million in aggregate principal amount of its 5.75% convertible senior notes due 2028 (the “2028 notes”) as described below. WisdomTree also intends to use approximately $55 million of the net proceeds from the offering to repurchase shares of WisdomTree’s common stock from certain purchasers of the notes as described below, and a portion of the net proceeds from the offering to finance WisdomTree’s repurchase of all 14,750 shares of WisdomTree’s issued and outstanding Series A Non-Voting Convertible Preferred Stock (equivalent to 14.75 million shares of WisdomTree’s common stock) from ETFS Capital Limited for an aggregate purchase price of approximately $144 million (the “Series A preferred stock repurchase”). The consummation of the Series A preferred stock repurchase is contingent upon the closing of the offering of the notes and the 2028 notes repurchases. On a pro forma basis for the offering of the notes, inclusive of the initial purchaser’s exercise of the option to purchase additional notes and the use of proceeds therefrom, the Series A preferred stock repurchase is approximately 9% accretive to WisdomTree’s earnings. WisdomTree intends to use the remainder of the net proceeds from the offering, if any, for working capital and other general corporate purposes.

Key terms of the notes are as follows:

•	Maturity in 5 years – August 15, 2029, unless earlier converted, repurchased or redeemed.
•	Interest rate of 3.25% – The notes will bear interest at a rate of 3.25% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025.
•	Conversion price of $11.82 – The notes will be convertible at an initial conversion rate of 84.5934 shares of WisdomTree’s common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $11.82 per share, which represents a conversion premium of approximately 22.5% to the last reported sale price of $9.65 per share of WisdomTree’s common stock on The New York Stock Exchange on August 8, 2024).
•	Conversion – Prior to May 15, 2029, the notes will be convertible at the option of the holders of the notes only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.
•	Cash settlement of principal amount – Upon conversion, WisdomTree will pay cash up to the aggregate principal amount of the notes to be converted. At its election, WisdomTree will also settle its conversion obligation in excess of the aggregate principal amount of the notes being converted in either cash, shares of its common stock or a combination of cash and shares of its common stock.
•	Redemption price of $15.37 – WisdomTree may redeem for cash all or any portion of the notes, at its option, on or after August 20, 2026 and on or prior to the 55th scheduled trading day immediately preceding the maturity date, if the last reported sale price of WisdomTree’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which WisdomTree provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which WisdomTree provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date.
•	Limited investor put rights – Holders of the notes will have the right to require WisdomTree to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain change of control transactions or liquidation, dissolution or common stock delisting events (collectively “fundamental changes”).
•	Conversion rate increase in certain customary circumstances – WisdomTree will also be required to increase the conversion rate for holders who convert their notes in connection with fundamental changes and certain other corporate events or convert their notes called for redemption (or deemed called for redemption) following delivery by WisdomTree of a notice of redemption, in either case, in certain circumstances.

When issued, the notes will be WisdomTree’s senior unsecured obligations, and will rank equal in right of payment to the Company’s 3.25% convertible senior notes due 2026 and the 2028 notes.

Contemporaneously with the pricing of the notes in the offering, WisdomTree entered into separate privately negotiated transactions with certain holders of the 2028 notes to repurchase approximately $104 million in aggregate principal amount of the 2028 notes for approximately $133 million in cash (each a “note repurchase” and collectively the “2028 notes repurchases”). WisdomTree anticipates recognizing a one-time loss on extinguishment of approximately $30 million in connection with these transactions.

WisdomTree expects that certain holders of 2028 notes that sell their 2028 notes in negotiated transactions with WisdomTree may enter into or unwind various derivatives with respect to WisdomTree’s common stock and/or purchase shares of its common stock in the market. The amount of WisdomTree’s common stock that such holders purchase may be substantial in relation to the historic average daily trading volume of the common stock. In addition, WisdomTree expects that certain purchasers of the notes offered in the offering may establish a short position with respect to WisdomTree’s common stock by short selling the common stock or by entering into short derivative positions with respect to the common stock, in each case, in connection with the offering. The net effect of the above market activities by holders of 2028 notes and purchasers of the notes offered in the offering could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of WisdomTree’s common stock and/or the market price of the notes offered in the offering, and WisdomTree cannot predict the magnitude of such market activities or the overall effect they will have on the market price of the notes offered hereby and/or the market price of WisdomTree’s common stock.

WisdomTree intends to use approximately $55 million of the net proceeds from the offering to repurchase shares of its common stock from certain purchasers of the notes in privately negotiated transactions effected through the initial purchaser of the notes, as its agent, concurrently with the pricing of the offering. The price per share of WisdomTree’s common stock repurchased in such transactions is equal to the last reported price per share of its common stock on August 8, 2024, which was $9.65 per share. These repurchases could increase (or reduce the size of any decrease in) the market price of WisdomTree’s common stock and/or the market price of the notes offered in the offering.

The notes were only offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime®.*

* The WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business.

WisdomTree currently has approximately $106.0 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on WisdomTree’s management’s beliefs and assumptions and on information currently available to management. Although WisdomTree believes that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or WisdomTree’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond WisdomTree’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if WisdomTree’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that WisdomTree’s actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about the timing and closing of the offering of the notes, the expected use of the proceeds from the sale of the notes, the closing of the Series A preferred stock repurchase and the potential effects of the 2028 notes repurchases and the share repurchases on WisdomTree’s common stock and the market price for the notes, and other statements contained in this press release that are not historical facts. Forward-looking statements are subject to many risks and uncertainties, including without limitation, risks related to or associated with whether WisdomTree will consummate the offering of the notes on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks set forth under the caption “Risk Factors” in WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024.

Contact Information:

Investor Relations

Jeremy Campbell

+1.917.267.3859

jeremy.campbell@wisdomtree.com

Corporate Communications

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

Category: Business Update